MINE DEVELOPMENT ASSOCIATES
MINE ENGINEERING SERVICES

Consent of Neil Prenn

I hereby consent to the inclusion in this Registration Statement on Form 20-F of Prophecy Development Corp., which is being filed with the United States Securities and Exchange Commission, and any amendments thereto, of references to my name and the information derived from the technical report titled “Technical Report, Titan Project, Ontario, Canada” dated October 23, 2017, with an effective date of October 23, 2017.

Dated: September 17, 2018

/s/ Neil Prenn
Neil Prenn, P.Eng.

775-856-5700

210 South Rock Blvd.
Reno, Nevada 89502
FAX: 775-856-6053